Exhibit 23.1

Tel: 310-557-0300 Fax: 310-557-1777 www.bdo.com	1888 Century Park East, 4th Floor Los Angeles, CA 90067

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, CA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. (333-147095) of Skechers U.S.A., Inc. and subsidiaries of our reports dated February 26, 2016, relating to the consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting of Skechers U.S.A., Inc. and subsidiaries, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, CA

February 26, 2016